                                                                    EXHIBIT 3.25


                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                         WESTON LAKE MANAGEMENT CORP.
                         ----------------------------



     The undersigned natural person, of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation.

                                  ARTICLE ONE
                                  -----------

     The name of the corporation is Weston Lakes Management Corp.

                                  ARTICLE TWO
                                  -----------

     The period of its duration is perpetual.

                                 ARTICLE THREE
                                 -------------

     The purpose for which the corporation is organized is to engage in the businesses of establishing, developing, building, designing, constructing, maintaining, managing, operating, buying, selling, acquiring, leasing, trading, and dealing in one or more private clubs and/or restaurants for the providing of refreshments, entertainment, exercise, health, and athletic facilities and social diversions for their members and guests and to afford all customary privileges and accommodations of a private club for profit, and to engage in such other related activities and make such other investments as the Board of Directors of the corporation may from time to time deem advisable, both within and without the State of Texas, and to do all things incidental thereto or connected therewith which are necessary, proper, advisable, or convenient in the premises and are not forbidden by law, and to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                 ARTICLE FOUR
                                 ------------

     The aggregate number of shares which the corporation has authority to issue is 1,000 shares of the par value of $1.00. The shares shall be designated a common stock and shall have identical rights, privileges, and powers in every respect. Cumulative voting shall not be allowed and no shareholder shall have any preemptive rights.


Articles of Incorporation - Texas                                         page 1
- ---------------------------------
A4089.1.29.46A

                                 ARTICLE FIVE
                                 ------------

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                  ARTICLE SIX
                                  -----------

     The street address of its initial registered office is 350 North St. Paul Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T Corporation System.

                                 ARTICLE SEVEN
                                 -------------

     The Number of directors constituting the initial board of directors is three (3), and the name and address of the persons who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

     Murry E. Page                 15770 Dallas Parkway, 5th Floor
                                   Dallas, Texas 75248

     Randolph D. Addison           15770 Dallas Parkway, 5th Floor
                                   Dallas, Texas 75248

     Douglass C. Peter             15770 Dallas Parkway, 5th Floor
                                   Dallas, Texas 75248

                                 ARTICLE EIGHT
                                 -------------

     The name and address of the incorporator is Linda Blanton-Myers, 15770 Dallas Parkway, 5th Floor, Dallas, Texas 75248.


                                               /s/ Linda Blanton-Myers
                                               ---------------------------------
                                               Linda Blanton-Myers




Articles of Incorporation - Texas                                         page 2
- ---------------------------------
A4089.1.29.46A

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                         WESTON LAKES MANAGEMENT CORP.



     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     ARTICLE ONE.  The name of the corporation is "Weston Lakes Management
Corp."

     ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by a majority of the initial directors of the corporation on March 15, 1994:


     Article One of the Articles of Incorporation is hereby amended to read as follows:

     "The name of the corporation is Inwood Golf Club, Inc."


     ARTICLE THREE.  No shares have been issued.


     Dated this 15th day of March, 1994.



                                        WESTON LAKES MANAGEMENT CORP.


                                        /s/ Murry E. Page
                                        ----------------------------------------
                                        Murry E. Page, Director


                                        /s/ Douglas C. Peter
                                        ----------------------------------------
                                        Douglas C. Peter, Director






Articles of Amendment to Articles of Incorporation
- --------------------------------------------------

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                            INWOOD GOLF CLUB, INC.



     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.


     ARTICLE ONE.  The name of the corporation is "Inwood Golf Club, Inc."

     ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by a majority of the initial directors of the corporation on September 23, 1994:

     Article One of the Articles of Incorporation is hereby amended to read as follows:

     "The name of the corporation is Woodcrest Golf Club, Inc."

     Dated this 23rd day of September, 1994.


                                        INWOOD GOLF CLUB, INC.

                                        /s/ Murry E. Page
                                        --------------------------------------
                                        Murry E. Page, Initial Director

                                        /s/ Douglas C. Peter
                                        --------------------------------------
                                        Douglas C. Peter, Initial Director



Articles of Amendment to Articles of Incorporation
- --------------------------------------------------
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